Exhibit 3.3

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Coral Reef Limited

(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Federico Candiolo Crawford House 50 Cedar Avenue Hamilton HM 11	No	Italian	1
Neil Horner Crawford House 50 Cedar Avenue Hamilton HM 11	No	British	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ____in all, including the following parcels:- N/A

5.	The authorised share capital of the Company is USD$100.00 divided into 10,000 shares of par value USD$0.01 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provision regarding the powers of the Company:

i)    subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person;

ii)    subject to the provisions of Section 42 of the Companies Act 1981, the Company has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

iii)    the Company has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

iv)    the Company has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Federico Candiolo	/s/ Alexandra Schweizer

Federico Candiolo	Alexandra Schweizer

/s/ Neil Horner	/s/ Alexandra Schweizer

Neil Horner	Alexandra Schweizer

(Subscribers)	(Witnesses)

Subscribed this 19th day of February 2016